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VENTRUS BIOSCIENCES, INC.

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Ventrus Biosciences Files and Commences Mailing of Definitive Proxy Materials for July 10th Annual Meeting

Stockholders Asked to Approve Issuance of Common Stock in Connection with Acquisition by Ventrus of Assembly Pharmaceuticals, Inc.

NEW YORK, JUNE 9, 2014 (GLOBE NEWSWIRE) -- Ventrus Biosciences, Inc. (VTUS) (“Ventrus” or the “Company”) today announced that it has filed definitive proxy materials with the Securities and Exchange Commission (SEC) in connection with the upcoming annual meeting of Ventrus stockholders. The Company also announced that it is commencing the mailing of the definitive proxy materials to its stockholders today.

The annual meeting of stockholders of Ventrus Biosciences will be held at 10:00 a.m. Eastern Time on July 10th, 2014, at Ventrus headquarters located at 99 Hudson Street, 5th Floor, New York, New York.

Among several proposals, stockholders will be asked to approve the issuance of common stock in connection with the proposed acquisition by Ventrus of Assembly Pharmaceuticals, Inc. (“Assembly”). As previously announced on May 19, 2014, Ventrus entered into a merger agreement (the “Merger Agreement”) with Assembly, a privately held biopharmaceutical company, in an all-stock transaction (the “Assembly Merger”). If approved by the shareholders, upon completion of the Assembly Merger the combined company will be renamed Assembly Biosciences, Inc., and its shares of common stock will trade on the Nasdaq Capital Market under the ticker "ASMB."

Stockholders are also being asked to consider and vote upon the election of directors, approval of a reverse stock split and the change of the name of the company to “Assembly Biosciences, Inc.”, the adoption of a new stock incentive plan, and the ratification of auditors. Ventrus stockholders of record as of the close of business on June 4, 2014 are entitled to vote at the annual meeting.

The Ventrus Board of Directors has unanimously approved the merger agreement and the Assembly Merger, and unanimously recommends that shareholders vote "FOR" the proposal to issue shares in connection with the Assembly Merger, as well as “FOR” the other agenda items.

Pursuant to the Merger Agreement, Ventrus will issue approximately 23 million shares of common stock to the Assembly stockholders. At the time of issuance, 20,322,760 of the shares will be issued common stock and 2,829,740 shares will be shares underlying stock options.

Ventrus stockholders are encouraged to read the Company's definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed Assembly Merger and the reasons behind the Board of Directors' unanimous recommendation to approve the issuance of common stock in connection with the Assembly Merger.

Ventrus stockholders who have questions about the Assembly Merger or need assistance in submitting their proxy or voting their shares should contact Morrow & Co., LLC, which is assisting Ventrus, toll-free at (800) 662-5200 or (203) 658-9400.

About Ventrus Biosciences

Ventrus BioSciences, Inc. is a development-stage specialty pharmaceutical company currently focused on the development of gastrointestinal (GI) products, including infections of the GI system. Ventrus believes it has completed clinical development of VEN 307 and has scheduled a meeting with the FDA on June 19, 2014 to discuss the filing of an NDA.  Ventrus also has an early-stage program in microbiome therapeutics, VEN 310, which it is developing as an oral colonic delivery mechanism for bacteria, complex proteins, viralantigens and small molecules.

About Assembly Pharmaceuticals

Assembly Pharmaceuticals is a virology-focused biopharmaceutical company with a discovery platform and programs based on proprietary Core Protein Allosteric Modulators (CpAMs) for the treatment of viral infections, starting with hepatitis B (HBV). CpAMs can alter the activities of the HBV core protein, a unique viral protein with no human analogue that is involved in multiple stages of the HBV life cycle.  In contrast to current therapies that only suppress HBV, Assembly Pharmaceutical’s CpAMs may have curative potential by eliminating the viral reservoir in infected individuals.

Cautionary Statement Regarding Forward-Looking Statements

Please Note: The information provided herein contains estimates and other forward-looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the timing and the benefits of the proposed Assembly Merger; the risk that the businesses will not be integrated successfully; the requirement that our stockholders approve the issuance of Ventrus common stock in connection with the Assembly Merger; our and Assembly’s ability to satisfy customary closing conditions in connection with the Assembly Merger; the components, timing, cost and results of clinical trials and other development activities involving our product candidates; the unpredictability of the clinical development of our product candidates and of the duration and results of regulatory review of those candidates by the FDA and foreign regulatory authorities; our reliance on our lead product candidate, VEN 307; the unpredictability of the size of the markets for, and market acceptance of, any of our products; our anticipated capital expenditures, our estimates regarding our capital requirements, and our need for future capital; our ability to retain and hire necessary employees and to staff our operations appropriately; and the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties. The reader is referred to the documents that we file from time to time with the Securities and Exchange Commission.

Additional Information and Where to Find It

In connection with the proposed Assembly Merger, Ventrus has prepared a proxy statement, which it has filed with the SEC. The definitive proxy statement and a form of proxy are being mailed to the Ventrus stockholders. VENTRUS STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED ASSEMBLY MERGER AND THE OTHER MATTERS DESCRIBED THEREIN BECAUSE IT CONTAINS IMPORTANT INFORMATION. Ventrus stockholders may obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Ventrus stockholders may also obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail or telephone to Ventrus Biosciences, Inc., Attn: David Barrett, Corporate Secretary, 99 Hudson Street, 5th Floor, New York, New York, telephone: (646) 706-5208, or from Ventrus’s website, http://proxy.ventrusbio.com.

Participants in Solicitation

Ventrus and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Ventrus stockholders with respect to the annual meeting of stockholders that will be held to consider the issuance of common stock in connection with the proposed Assembly Merger. Information about the Ventrus directors and executive officers and their ownership of the Ventrus common stock is set forth in the proxy statement for the annual meeting filed with the SEC on June 9, 2014 and the Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 31, 2014. Stockholders may obtain additional information regarding the proposed Assembly Merger as well as the interests of Ventrus’s directors and executive officers in the proposed Merger, which may be different than those of the Ventrus stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed Assembly Merger as filed with the SEC.

CONTACT:	Ventrus Biosciences, Inc.

David Barrett

646-706-5208

dbarrett@ventrusbio.com